Exhibit 99.1

HIVE DIGITAL TECHNOLOGIES LTD.

HIVE's BUZZ HPC Secures Approximately $129 Million at 9.0% Fixed-Rate Financing at 80% Loan-to-Cost to Expand Sovereign AI Infrastructure

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement dated June 16, 2026 to its short form base shelf prospectus dated October 31, 2025.

San Antonio, Texas, October 27, 2026 - HIVE Digital Technologies Ltd. (TSX: HIVE) (Nasdaq: HIVE) (BVC: HIVECO) (the "Company" or "HIVE"), through its wholly owned subsidiary BUZZ High Performance Computing Inc. ("BUZZ HPC"), today announced that BUZZ Alpha Cloud Inc. ("BUZZ Alpha Cloud"), an indirect subsidiary of the Company, has entered into a Loan and Security Agreement with an institutional lender for a single-digit, fixed-rate credit facility of approximately $129 million (the "Facility") (Unless otherwise indicated, all dollar amounts in this release are expressed in US dollars.).

Proceeds from the Facility will be used to buy an advanced sovereign AI GPU cluster and related infrastructure, including NVIDIA GB200 NVL72 systems, to be deployed for the Cohere 3-year fixed-term sovereign AI customer contract announced on June 18, 2026.

Fixed-Rate Capital Anchored to Contracted Demand

The Facility bears a fixed interest rate of 9.0% per annum over a three-year term, with principal and interest amortizing over the life of the loan. It is secured by the GPUs and related assets of BUZZ Alpha Cloud and supported by a limited recourse guarantee from BUZZ HPC and a pledge of BUZZ HPC's equity in BUZZ Alpha Cloud. At the end of the term, HIVE will own the GPUs outright with no residual payment.

BUZZ HPC is not otherwise liable under the Facility, which includes customary terms, conditions and covenants, including required debt-service coverage ratios.

Growth Funded by the Infrastructure It Builds

Held at the project level and secured by the infrastructure it funds, the Facility aligns the obligation with the assets and contracted revenue of the deployment it supports. BUZZ Alpha Cloud intends to repay the Facility from contract revenue over a fixed amortization schedule.

Because the Facility is structured as debt, no common shares of the Company are issued in connection with it.

Sovereign Compute for Canada's AI Future

Canada has a long record of world-changing breakthroughs, and its researchers helped pioneer the science behind modern artificial intelligence. Historically, much of the industrial infrastructure needed to turn that research into products and services at scale has been built outside the country. Canada's federal AI strategy sets a clear direction: invest in Canadian technology sovereignty and keep Canadian data secure under Canadian control. As AI moves from the research lab into everyday use across government, healthcare, finance and industry, organizations increasingly want to know where their data lives, where their models run and where their compute comes from.

The infrastructure funded by the Facility will keep compute within Canadian borders. BUZZ HPC believes capacity like this can help Canadian enterprises, researchers and public institutions build and run advanced AI at home, on terms they control.

A Foundation Nine Years in the Making

Since 2017, HIVE has been building a foundation of renewable power and digital infrastructure that now spans three continents, five languages and nine time zones, with data centres in Canada, Sweden and Paraguay. BUZZ HPC builds on that experience, designing and operating sovereign AI infrastructure from power through cloud so customers can run their own models and applications with their data and compute kept in the jurisdiction they choose.

HIVE and BUZZ HPC believe infrastructure should strengthen the communities around it. That has meant supporting local hockey in Boden, Sweden, and upgrading schools and lighting city streets near HIVE's operations in Paraguay. As an original signatory of Canada's Responsible Data Centre Development Principles, BUZZ HPC puts community-first design at the centre of how it develops infrastructure, guided by one purpose: transforming clean energy into compute to accelerate discovery.

Executive Commentary

Frank Holmes, Executive Chairman, HIVE Digital Technologies:

"We believe sovereignty in the AI era will depend on where compute lives and who controls it. Canada has the research talent, the clean energy and the institutions to help lead that future, and our vision is to build AI infrastructure that will serve humanity. This financing allows BUZZ HPC to put more of that infrastructure to work in Canada while keeping our capital structure disciplined, which we believe is how lasting value is built."

Aydin Kilic, President & CEO, HIVE Digital Technologies:

"We have signed $600 million of TCV for GPU cloud deals this year, across 3 GPU off-take contracts. Notably, the $129 million financing is applied towards the purchase of a $165 million cluster of NVIDIA GB200 GPUs, which the Company announced are being contracted on a 3-year fixed $225 million TCV with Cohere, which includes GPU compute and additional revenue attributed to connectivity and storage1. This represents an approximate 80% loan-to-cost, at a fixed interest rate of 9.0%. The equity contribution from the Company towards the balance of the GPU cluster and associated hardware and software cost is being funded from the proceeds of the 0% interest convertible bonds issued earlier this year."

The Company notes it has issued 0% interest convertible bonds for a total gross proceeds of $245 million, with net proceeds of approximately $200 million after capped calls.

The Company notes that it believes the $165 million price for 2,303 NVIDIA GB200 GPUs reflects a very attractive price for NVIDIA GPUs in today's market, as NVIDIA hardware has risen in price substantially over the last 6 months. Securing fixed-interest debt, in a market where many peers have borrowed on variable rates, puts HIVE in a strong position to have predictable contracted cash flow in the 3 years following the deployment of these GPUs.

Currently, delivery of these GB200 GPUs is expected to occur towards the end of Q4 2026.

About HIVE Digital Technologies Ltd.

HIVE Digital Technologies Ltd. is a global leader in sustainable digital infrastructure, building and operating renewable energy-powered data centres. Through its wholly owned subsidiary, BUZZ High Performance Computing Inc., HIVE delivers sovereign AI cloud infrastructure and enterprise GPU computing services powered by next-generation accelerated computing. HIVE's dual-engine strategy combines long-life digital infrastructure assets with renewable energy to generate diversified, long-term cash flows across AI infrastructure and digital asset mining.

1 The TCV of $220 previously disclosed for the Cohere deal only included GPU compute revenue.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech
YouTube: https://www.youtube.com/@HIVEDigitalTech
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LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"
Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

Neither the TSX, Nasdaq, nor any other securities exchange or regulatory authority accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

Except for the statements of historical fact, this news release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: the anticipated use of proceeds from the Facility; the purchase, delivery, installation, commissioning and deployment in Canada of the GPU cluster and related infrastructure, and the timing thereof; the performance of the related customer contract and the revenue expected to be generated under it; BUZZ Alpha Cloud's ability to service and repay the Facility from contract revenue; BUZZ Alpha Cloud's ability to comply with the covenants under the Facility, including required debt-service coverage ratios; the anticipated benefits of the Facility's structure, including the limited recourse nature of BUZZ HPC's guarantee; the Company's approach to funding future GPU deployments; anticipated growth in demand for sovereign AI infrastructure; the Company's vision and its ability to scale its AI infrastructure business responsibly; BUZZ HPC's ability to convert its contracted and pipeline demand into recognized revenue; business goals and objectives of the Company; and other forward-looking information concerning the intentions, plans and future actions of the Company.

Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to: delays in the manufacture, delivery, installation or commissioning of GPUs and related infrastructure, including supply chain constraints affecting NVIDIA systems; cost overruns in the deployment of the GPU cluster; the customer's performance of its obligations under the related contract, including counterparty credit risk, and the risk of termination, amendment or non-renewal of that contract; the Company's dependence on significant customers for its HPC operations; the risk that revenue generated under the related contract is insufficient to service the Facility or to satisfy its covenants, including required debt-service coverage ratios; the risk that a default under the Facility results in the lender enforcing its security over the GPUs, related assets and BUZZ HPC's pledged equity in BUZZ Alpha Cloud; the cost of the Facility relative to other sources of capital; the risk that the useful economic life or resale value of GPU hardware declines faster than anticipated due to technological change; the risk that demand for sovereign AI infrastructure does not grow as anticipated; the Company's ability to secure financing for future deployments on acceptable terms, or at all; global economic and financial market deterioration impeding access to capital or increasing the cost of capital; the speculative and competitive nature of the technology sector, including competitive pricing pressure for GPU compute; the regulatory environment for AI infrastructure and cryptocurrency in Canada, the United States and the countries where the Company's facilities are located; the ability to maintain reliable and economical sources of power to operate its facilities; fluctuations in power and operating costs; the impact of energy curtailment or regulatory changes in the energy regimes in the jurisdictions in which the Company operates; the construction or operation of facilities may not occur as currently planned, or at all; revenue may not increase as currently anticipated, or at all; the volatility of the digital currency market; the Company's ability to successfully earn digital currency; a material decline in digital currency prices may have a significant negative impact on the Company's operations; reliance on key personnel; network security risks; and other related risks as more fully set out in the Company's disclosure documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about: the timely delivery and deployment of the GPU cluster; the continued performance of the related customer contract; BUZZ Alpha Cloud's ability to meet its obligations and covenants under the Facility; continued demand for sovereign AI infrastructure; the Company's objectives, goals or future plans; the timing thereof; and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.